   As filed with the Securities and Exchange Commission on December 30, 1996



                                                       Registration No. 33-50601


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                                PG&E CORPORATION
               (Exact name of issuer as specified in its charter)

     California                             94-3234914
(State or other jurisdiction              (I.R.S. employer
of incorporation or organization)          identification number)

       77 Beale Street, P.O. Box 770000, San Francisco, California  94177
         (Address of principal executive offices)            (Zip Code)

                             SAVINGS FUND PLAN FOR
                 EMPLOYEES OF PACIFIC GAS AND ELECTRIC COMPANY
                            (Full title of the plan)

                           Bruce R. Worthington, Esq.
                                PG&E Corporation
       77 Beale Street, P.O. Box 770000, San Francisco, California  94177
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (415) 973-2078



                                   Copy to:
                              Leslie P. Jay, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                               400 Sansome Street
                        San Francisco, California  94111

            ADOPTION OF PREDECESSOR ISSUER'S REGISTRATION STATEMENT


Effective January 1, 1997, PG&E Corporation (the "Company") will become the successor issuer to the Common Stock of Pacific Gas and Electric Company ("PG&E"). On that date, the Company will become the parent corporation of PG&E and the issued and outstanding shares of PG&E's Common Stock will be converted, on a share-for-share basis, for the Common Stock of the Company. This Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-8 (Commission File No. 33-50601) is filed pursuant to Rule 414(d) under the Securities Act of 1933 (the "1933 Act"). The Company expressly adopts such Registration Statement as its own for all purposes of the 1933 Act and the Securities Exchange Act of 1934.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual reports of the Company, PG&E, and the Savings Fund Plan for the Employees of Pacific Gas and Electric Company (the "Plan") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all reports filed by the Company and PG&E pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such latest annual reports; and (iii) the description of the Company's common stock filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company or the Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the Common Stock and all legal matters in connection therewith will be passed upon by Bruce R. Worthington, Esq., General Counsel of PG&E Corporation. Mr. Worthington and other members of Pacific Gas and Electric Company's Law Department who will participate in consideration of legal matters relating to the Common Stock, together with members of their respective families, own in the aggregate approximately 2,100 shares of Common Stock, and have received options to purchase approximately 68,100 shares of Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 317 of the California Corporations Code and Article SIXTH of the Company's Articles of Incorporation provide for indemnification of the Company's directors and officers under certain circumstances. The Company's Board of Directors has adopted a resolution regarding the Company's policy of indemnification and the Company maintains insurance which insures directors and officers of the Company against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.  EXHIBITS

4.1 Restated Articles of Incorporation of PG&E Corporation (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form 8-B, File No. 1-12609).

4.2    By-Laws of PG&E Corporation (incorporated by reference to Exhibit
       3.2 to the registrant's Registration Statement on Form 8-B, File No. 1-12609).

4.3 Savings Fund Plan for Employees of Pacific Gas and Electric Company applicable to non-union employees, as amended and restated effective as of January 1, 1997 (incorporated by reference to Exhibit 10.7 to the registrant's Registration Statement on Form 8-B, File No. 1-12609).

4.4 Savings Fund Plan for Employees of Pacific Gas and Electric Company applicable to union employees, as amended and restated effective as of January 1, 1997.

4.5 Master Trust Agreement between the Company and State Street Bank and Trust Company (incorporated by reference to the Plan's Form 11-K for fiscal year 1987, Exhibit 2, filed as Exhibit 28 to Pacific Gas and Electric Company's Form 10-K for fiscal year 1987, File No. 1-2348).


5.1    Undertaking re Status of Favorable Determination Letter Covering the
       Plan.

       The registrant's subsidiary, Pacific Gas and Electric Company ("PG&E"), has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of the Savings Fund Plan for Employees of Pacific Gas and Electric Company (the "Plan") under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. The registrant will cause PG&E to submit any future material amendments to the Plan to the IRS for a favorable determination that the Plan, as amended, continues to so qualify.

5.2    Opinion of Bruce R. Worthington, Esq.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Bruce R. Worthington, Esq. is included in Exhibit 5.1.

24.1   Powers of Attorney.

24.2 Resolution of the Board of Directors authorizing the execution of the Registration Statement.

24.3 Action by Written Consent of Employee Benefit Finance Committee delegating to the Chairman of the Committee the authority to execute the Registration Statement (incorporated by reference to Exhibit 25.3 to the registrant's Registration Statement on Form S-8, File No. 33-36988).

99.1 Agreement of Merger (incorporated by reference to Exhibit 1 to the registrant's Registration Statement on Form 8-B, File No. 1-12609).


ITEM 9.  UNDERTAKINGS

       (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 30th of December, 1996.

                                      PG&E CORPORATION
                                      (Registrant)

                                By    BRUCE R. WORTHINGTON
                                      ---------------------------------------
                                      (Bruce R. Worthington, Attorney-in-Fact)


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                             Title                      Date
          ---------                             -----                      ----

A.     Principal Executive Officer
           *STANLEY T. SKINNER          Chairman of the              December 30, 1996
                                        Board, Chief
                                        Executive Officer
                                        and Director

B.     Principal Financial Officer
           *GORDON R. SMITH             Chief Financial              December 30, 1996
                                        Officer

C.     Controller or Principal
       Accounting Officer
           *CHRISTOPHER P. JOHNS        Controller                   December 30, 1996



D.     Directors
           * ROBERT D. GLYNN, JR.       Director                     December 30, 1996
           * RICHARD A. CLARKE          Director                     December 30, 1996
           * H. M. CONGER               Director                     December 30, 1996
           * MARY S. METZ               Director                     December 30, 1996
           * WILLIAM S. DAVILA          Director                     December 30, 1996
           * DAVID M. LAWRENCE, MD      Director                     December 30, 1996
           * REBECCA Q. MORGAN          Director                     December 30, 1996
           * DAVID A. COULTER           Director                     December 30, 1996
           * C. LEE COX                 Director                     December 30, 1996
           * ALAN SEELENFREUND          Director                     December 30, 1996
           * SAMUEL T. REEVES           Director                     December 30, 1996
           * BARRY LAWSON WILLIAMS      Director                     December 30, 1996
           * CARL E. REICHARDT          Director                     December 30, 1996
           * RICHARD B. MADDEN          Director                     December 30, 1996



*By: BRUCE R. WORTHINGTON
     ----------------------------------------
     (Bruce R. Worthington, Attorney-in-Fact)

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 30th day of December, 1996.

                                SAVINGS FUND PLAN FOR EMPLOYEES OF
                                PACIFIC GAS AND ELECTRIC COMPANY


                                * By GORDON R. SMITH, CHAIRMAN
                                     ----------------------------------
                                     Employee Benefit Finance Committee


                                * By BRUCE R. WORTHINGTON
                                     ---------------------------------------
                                     (Bruce R. Worthington, Attorney-in-Fact)

                                 EXHIBIT INDEX


4.1 Restated Articles of Incorporation of PG&E Corporation (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form 8-B, File No. 1-12609).

4.2 By-Laws of PG&E Corporation (incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form 8-B, File No. 1-12609).

4.3 Savings Fund Plan for Employees of Pacific Gas and Electric Company applicable to non-union employees, as amended and restated effective as of January 1, 1997 (incorporated by reference to Exhibit 10.7 to the registrant's Registration Statement on Form 8-B, File No. 1-12609).

4.4 Savings Fund Plan for Employees of Pacific Gas and Electric Company applicable to union employees, as amended and restated effective as of January 1, 1997.

4.5 Master Trust Agreement between the Company and State Street Bank and Trust Company (incorporated by reference to the Plan's Form 11-K for fiscal year 1987, Exhibit 2, filed as Exhibit 28 to Pacific Gas and Electric Company's Form 10-K for fiscal year 1987, File No. 1-2348).

5.1 Undertaking re Status of Favorable Determination Letter Covering the Plan (See Item 8 of this Registration Statement).

5.2       Opinion of Bruce R. Worthington, Esq.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Bruce R. Worthington, Esq. is included in Exhibit 5.1.


24.1      Powers of Attorney.

24.2 Resolution of the Board of Directors authorizing the execution of the Registration Statement.

24.3 Action by Written Consent of Employee Benefit Finance Committee delegating to the Chairman of the Committee the authority to execute the Registration Statement (incorporated by reference to Exhibit 25.3 to the registrant's Registration Statement on Form S-8, File No. 33-36988).

99.1 Agreement of Merger (incorporated by reference to Exhibit 1 to the registrant's Registration Statement on Form 8-B, File No. 1-12609).


                                       11